Exhibit 99.1

Kidpik Reports Third Quarter 2021 Financial Results

NEW YORK--Kidpik Corp. (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for its third quarter of 2021.

Quarter highlights:

●	Revenue, net: increased 20.3% to $5,574,099 compared to $4,634,529 in the third quarter of 2020.

●	Subscription box revenue, net: was 85.1% of total revenue in Q3 2021 or $4,745,933, compared to $4,016,696 in Q3 2020.

●	Gross Margin: was 58.2% compared to 59.3% in the third quarter of 2020

●	Shipped items: increased by 18.9% to 559,000 shipped items, compared to 470,000 shipped items in the third quarter of 2020

●	Average shipments keep rate: was 68.8% compared to 68.2% in the third quarter of 2020

●	Net Loss: was $1,189,356 or $(0.22) loss per share, compared to $978,251 or $(0.26) loss per share in the third quarter of 2020.

“We’re pleased to report Q3 and nine-month net sales of $5.6 million and $16.6 million, an increase of 20.3% and 49.5% respectively, with nine-month subscription-based recurring revenue of $14.2 million or 85.5% of total revenue,” said Ezra Dabah, CEO of Kidpik Corp. “Our performance was driven mainly by the introduction of boys’ subscription boxes, the continued growth of our girls’ subscriptions and the newly introduced toddler box collection.”

“We are happy to have completed an upsized IPO of $18 million and to be listed on Nasdaq after the quarter end,” continued Mr. Dabah. “Strengthening our balance sheet gives us the ability to make further investments in building our brand, growing our revenue, and driving shareholder value. We look forward to achieving our growth objectives by leveraging our merchandising expertise, the technology we have built, and the knowledge our team has gained over the last five years in the rapidly growing subscription industry.”

Revenue by Subscription (Measured for 39 weeks ended October 2, 2021)

Active Subscriptions (recurring boxes): increased 55.7% to $11.5 million

New Subscriptions (first boxes): increased 14.9% to $2.7 million

Total Subscriptions: increased 45.8% to $14.2 million or 85.5% of total revenue.

Balance Sheet and Cash Flow

●	Cash and cash equivalents at the end of the third quarter totaled $204,877 compared to $133,484 million at January 2, 2021. After quarter end, Kidpik completed an IPO, issuing 2,117,647 shares of common stock at a public offering price of $8.50 per share, resulting in aggregate net proceeds of approximately $16.1 million.

●	Line of credit at the end of the third quarter totaled $3.2 million, compared to $2.5 million at the end of fiscal year 2020. In November 2021, the Company paid in full the outstanding line of credit amount.

●	Net cash used in operating activities increased to $5,637,368 for the 39 weeks ended October 2, 2021, compared to $2,385,563 of cash used in operating activities during the 39 weeks ended September 26, 2020.

Kidpik Corp.

Condensed Interim Statements of Operations

(Unaudited)

	For the 13 weeks ended		For the 39 weeks ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Revenues, net	$5,574,099	$4,634,529	$16,562,579	$11,076,010

Cost of goods sold	2,327,335	1,884,898	6,659,012	4,553,832

Gross profit	3,246,764	2,749,631	9,903,567	6,522,178

Operating expenses
Shipping and handling	1,451,065	1,047,097	4,543,341	2,693,062
Payroll and related costs	1,023,241	753,222	2,953,993	2,045,415
General and administrative	2,169,283	1,790,401	6,318,183	4,301,533
Depreciation and amortization	5,226	13,770	21,355	58,063
Total operating expenses	4,648,815	3,604,490	13,836,872	9,098,073
Operating loss	(1,402,051)	(854,859)	(3,933,305)	(2,575,895)
Other (income) expenses
Interest expense	229,657	122,567	584,466	308,153
Other (income)/expense	(442,352)	-	(429,045)	10,000
Total other (income) expenses	(212,695)	122,567	155,421	318,153

Loss before provision for income taxes	(1,189,356)	(977,426)	(4,088,726)	(2,894,048)

Provision for income taxes	-	825	1,332	1,122

Net loss	$(1,189,356)	$(978,251)	$(4,090,058)	$(2,895,170)

Net loss per share attributable to common stockholders:
Basic	$(0.22)	$(0.26)	$(0.77)	$(0.78)
Diluted	$(0.22)	$(0.26)	$(0.77)	$(0.78)

Weighted average common shares outstanding:
Basic	5,500,187	3,735,457	5,300,308	3,735,457
Diluted	5,500,187	3,735,457	5,300,308	3,735,457

Kidpik Corp.

Condensed Interim Balance Sheets

	October 2, 2021	January 2,
	(Unaudited)	2021
Assets
Current assets
Cash	$204,877	$133,484
Restricted cash	149,268	551,812
Accounts receivable	373,071	320,446
Inventory	8,604,004	7,480,072
Prepaid expenses and other current assets	1,115,264	822,580
Total current assets	10,446,484	9,308,394

Leasehold improvements and equipment, net	7,133	27,874
Intangible assets, net	-	614
Total assets	$10,453,617	$9,336,882

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$2,837,075	$2,960,687
Due to related party	1,219,038	599,811
Accrued expenses and other current liabilities	507,985	690,049
Advance payable	1,196,742	829,030
Loan payable, current portion	-	91,429
Short-term debt, related party	1,300,000	-
Line of credit	3,200,000	2,032,118
Total current liabilities	10,260,840	7,203,124

Loan payable, less current portion	-	350,923

Total liabilities	10,260,840	7,554,047

Commitments and contingencies

Stockholders’ equity
Preferred stock (par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of October 2, 2021 and January 2, 2021)	-	-
Common stock (par value $0.001, 75,000,000 shares authorized, of which 5,500,187 and 5,075,444 shares are issued and outstanding as of October 2, 2021 and January 2, 2021)	5,500	5,075
Additional paid-in capital	32,248,972	29,749,397
Accumulated stockholders’ deficit	(32,061,695)	(27,971,637)
Total stockholders’ equity	192,777	1,782,835
Total liabilities and stockholders’ equity	$10,453,617	$9,336,882

Kidpik Corp.

Condensed Interim Statements of Cash Flows

(Unaudited)

	For the 39 weeks ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities

Net loss	$(4,090,058)	$(2,895,170)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,355	58,062
Amortization of debt issuance costs	29,377	20,955
Forgiveness of loan payable	(442,352)	-
Bad debt expense	614,239	348,236
Changes in operating assets and liabilities:
Accounts receivable	(666,864)	(320,236)
Inventory	(1,123,932)	(482,361)
Prepaid expenses and other current assets	(292,684)	(116,957)
Accounts payable	(123,612)	660,541
Accounts payable, related parties	619,227	309,747
Accrued expenses and other current liabilities	(182,064)	31,620
Net cash used in operating activities	(5,637,368)	(2,385,563)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	-	(7,683)
Net cash used in investing activities	-	(7,683)

Cash flows from financing activities
Proceeds from issuance of long-term debt from related party	2,000,000	1,000,000
Proceeds from issuance of common stock	500,000	-
Net proceeds (repayments) from line of credit	1,138,505	(63,365)
Net proceeds (repayments) from advance payable	367,712	(274,374)
Proceeds from loan payable	-	442,352
Proceeds from loan payable related party	1,300,000	810,000
Net cash provided by financing activities	5,306,217	1,914,613
Net decrease in cash and restricted cash	(331,151)	(478,633)

Cash and restricted cash, beginning of period	685,296	631,320
Cash and restricted cash, end of period	$354,145	$152,687

Reconciliation of cash and restricted cash:
Cash	$204,877	$99,297
Restricted cash	149,268	53,390
	$354,145	$152,687
Supplemental disclosure of cash flow data:
Interest paid	$500,905	$291,056
Taxes paid	$1,332	$297
Supplemental disclosure of noncash financing activities:
Conversion of shareholder debt	$2,000,000	$-

Revenue, net

The Company’s revenue, net is disaggregated based on the following categories:

	For the 13 weeks ended		For the 39 weeks ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Subscription boxes	$4,745,933	4,016,696	$14,163,217	$9,712,382
Amazon sales	568,947	485,599	1,893,814	1,064,678
Online website sales	259,219	132,234	505,548	298,950
Total revenue	$5,574,099	$4,634,529	$16,562,579	$11,076,010

Gross Margin

Gross profit is equal to our net sales (revenues, net) less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, defective merchandise returned from customers, receiving costs, inventory write-offs, and other miscellaneous shrinkage.

	For the 13 weeks ended		For the 39 weeks ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020

Gross margin	58.2%	59.3%	59.8%	58.9%

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, Amazon and online website sales.

	For the 13 weeks ended		For the 39 weeks ended
	(In thousands)		(In thousands)
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020

Shipped Items	559	470	1,680	1,139

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers divided by total number of shipped items in a given period.

	For the 13 weeks ended		For the 39 weeks ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020

Average Shipment Keep Rate	68.8%	68.2%	68.5%	67.0%

Revenue by Channel

	13 weeks ended October 2, 2021	13 weeks ended September 26, 2020	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$4,745,933	4,016,696	729,237	18.2%
Amazon sales	568,947	485,599	83,348	17.2%
Online website sales	259,219	132,234	126,985	96.0%
Total revenue	$5,574,099	$4,634,529	$939,570	20.3%

	39 weeks ended October 2, 2021	39 weeks ended September 26, 2020	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$14,163,217	$9,712,382	$4,450,835	45.8%
Amazon sales	1,893,814	1,064,678	829,136	77.9%
Online website sales	505,548	298,950	206,598	69.1%
Total revenue	$16,562,579	$11,076,010	$5,486,569	49.5%

Subscription Boxes Revenue

	39 weeks ended October 2, 2021	39 weeks ended September 26, 2020	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$11,474,502	$7,371,851	$4,102,652	55.7%
New subscriptions - first box	2,688,715	2,340,531	348,183	14.9%
Total Subscription boxes revenue	$14,163,217	$9,712,382	$4,450,835	45.8%

Revenue by Product Line

	13 weeks ended October 2, 2021	13 weeks ended September 26, 2020	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$4,189,538	$3,941,463	$248,075	6.3%
Boys’ apparel	1,111,509	693,066	418,443	60.4%
Toddlers’ apparel	273,052	-	273,052	n/a %
Total revenue	$5,574,099	$4,634,529	$939,570	20.3%

	39 weeks ended October 2, 2021	39 weeks ended September 26, 2020	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$12,647,081	$10,374,374	$2,272,707	21.9%
Boys’ apparel	3,341,419	701,636	2,639,783	376.2%
Toddlers’ apparel	574,079	-	574,079	n/a %
Total revenue	$16,562,579	$11,076,010	$5,486,569	49.5%

Earnings Call Information:

Today at 4:30pm ET a live webcast will be accessible at the following link on the investor relations section of the KIDPIK website at https://investor.kidpik.com. Analysts and investors may also call in by dialing (877)-545-0320 or (973)-528-0002 for international callers, conference ID 315694.

A replay of the conference call will be available approximately two hours after the conclusion of the call on the investor relations section of the KIDPIK website at https://investor.kidpik.com or by dialing (877)-481-4010 or (919)-882-2331 for international callers, conference ID 43975. The replay will be available until December 28, 2021.

About Kidpik Corp.

Founded in 2016, KIDPIK (NASDAQ:PIK) is an online clothing subscription box for kids, offering mix-&-match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the “Risk Factors” section of the Company’s Registration Statement and preliminary prospectus for the offering filed with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contacts

Investor Relations Contact:
James Carbonara

ir@kidpik.com

Media:
press@kidpik.com